Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

Honesdale, Pennsylvania - April 19, 2019

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced earnings of $3,190,000 for the three months ended March 31, 2019, increasing from the $3,129,000 recorded during the same three-month period of last year.  The increase was principally due to a higher level of net interest income, which was partially offset by increased operating expenses.  Earnings per share on a fully diluted basis were $0.51 in the first quarter of this year compared to $0.50 in the first quarter of 2018.  The annualized return on average assets was 1.09% in the first quarter of 2019 and the annualized return on average equity was 10.37%, compared to 1.13% and 11.00%, respectively, in the first quarter of 2018.

Total assets were $1.204 billion as of March 31, 2019, an increase of $76.6 million compared to the prior year total.  Total loans increased $88.5 million compared to March 31, 2018, total deposits increased $34.3 million over the past twelve months, and stockholders’ equity increased $12.9 million during the past year.

Non-performing assets totaled $2.9 million or 0.24% of total assets at March 31, 2019 comprised of $1.1 million of non-performing loans and $1.8 million of foreclosed real estate owned, compared to non-performing assets of $3.1 million, or 0.28% of total assets as of March 31, 2018.  Net charge-offs for the three-month period ending March 31, 2019 were $553,000 compared to $84,000 of net charge-offs in the first quarter of last year.  The increase in net charge-offs was due to one credit, which was transferred to foreclosed real estate during the first quarter of 2019.  The allowance for loan losses totaled $8,349,000 as of March 31, 2019 compared to $8,099,000 as of March 31, 2018.  As of March 31, 2019, the allowance for loan losses was 761% of nonperforming loans, compared to 482% on March 31, 2018.

Net interest income (fully taxable equivalent, or fte) was $9,536,000 during the first quarter of 2019, which is $453,000 higher than the comparable three-month period of last year.  A $90.0 million increase in average loans outstanding contributed to the increased interest income.  The fte yield on interest-earning assets improved 29 basis points compared to the prior year while the cost of funds increased 40 basis points due primarily to a 64 basis point increase in the average rate paid on certificates of deposit.  As a result, the annualized net interest margin (fte) decreased to 3.43% from 3.46% in the quarter ended March 31, 2018.

Other income totaled $1,560,000 in the first quarter of 2019 compared to $1,694,000 during the same period of last year.  The decrease is attributable to a $142,000 reduction in net gains on sales of securities due to the absence of sales in 2019.  All other categories of other income increased $8,000, net.

Operating expenses totaled $6,648,000 in the first quarter and were $400,000 higher than the $6,248,000 recorded in the same period of last year.  Salaries and benefits costs rose $187,000 and data processing costs increased $129,000.  All other operating expenses increased $84,000, or 3.4%, net.

Mr. Critelli stated, “Our first quarter results provide a good start for 2019 and are in-line with our budget.  Our loans have increased 11.4% over the past twelve months, our core operating expenses remain well controlled, and our capital base remains above regulatory “Well Capitalized” targets.  We are looking forward to expanding our markets into Luzerne County, Pennsylvania with the upcoming opening of our Hanover

Township Office.  We will continue to search out opportunities available to us, and we look forward to serving our growing base of stockholders and customers.”

Norwood Financial Corp. is the parent company of Wayne Bank, which operates from thirteen offices throughout Northeastern Pennsylvania and twelve offices in the Southern Tier of New York.  The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the ability to control costs and expenses, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 21%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable-equivalent basis:

(dollars in thousands)	Three months ended March 31,
	2019	2018
Net interest income	$9,271	$8,807
Tax equivalent basis adjustment	265	276
Net interest income on a fully taxable equivalent basis	$9,536	$9,083

This release also references average tangible equity, which is also a non-GAAP financial measure.  Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity.  The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data. The following reconciles average equity to average tangible equity:

(dollars in thousands)	Three months ended March 31,
	2019	2018
Average equity	$124,746	$115,320
Goodwill and other intangibles	(11,650)	(11,772)
Average tangible equity	$113,096	$103,548

Contact:  William S. Lance
                 Executive Vice President &
                 Chief Financial Officer
                 Norwood Financial Corp
                 570-253-8505
                 www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share and per share data)
(unaudited)
	March 31
	2019	2018
ASSETS
Cash and due from banks	$13,583	$10,103
Interest-bearing deposits with banks	6,291	2,039
Cash and cash equivalents	19,874	12,142

Securities available for sale	240,621	265,862
Loans receivable	864,198	775,681
Less: Allowance for loan losses	8,349	8,099
Net loans receivable	855,849	767,582
Regulatory stock, at cost	3,132	2,545
Bank premises and equipment, net	14,165	13,808
Bank owned life insurance	38,134	37,270
Foreclosed real estate owned	1,792	1,436
Accrued interest receivable	4,089	3,687
Goodwill	11,331	11,331
Other intangible assets	307	427
Other assets	14,301	10,947
TOTAL ASSETS	$1,203,595	$1,127,037

LIABILITIES
Deposits:
Non-interest bearing demand	$206,806	$204,027
Interest-bearing	767,609	736,122
Total deposits	974,415	940,149
Short-term borrowings	37,824	29,905
Other borrowings	47,955	33,093
Accrued interest payable	2,457	1,456
Other liabilities	14,172	8,596
TOTAL LIABILITIES	1,076,823	1,013,199

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2019: 6,301,263 shares, 2018: 6,257,563 shares	630	626
Surplus	48,559	47,548
Retained earnings	80,115	72,179
Treasury stock, at cost: 2019: 13,807 shares, 2018: 5,729 shares	(455)	(188)
Accumulated other comprehensive loss	(2,077)	(6,327)
TOTAL STOCKHOLDERS' EQUITY	126,772	113,838

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,203,595	$1,127,037

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2019	2018
INTEREST INCOME
Loans receivable, including fees	$9,970	$8,487
Securities	1,441	1,524
Other	15	18
Total Interest income	11,426	10,029

INTEREST EXPENSE
Deposits	1,729	1,029
Short-term borrowings	123	52
Other borrowings	303	141
Total Interest expense	2,155	1,222
NET INTEREST INCOME	9,271	8,807
PROVISION FOR LOAN LOSSES	450	550
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,821	8,257

OTHER INCOME
Service charges and fees	1,031	980
Income from fiduciary activities	142	137
Net realized gains on sales of securities	-	142
Gains on sales of loans, net	42	-
Earnings and proceeds on life insurance policies	202	273
Other	143	162
Total other income	1,560	1,694

OTHER EXPENSES
Salaries and employee benefits	3,649	3,462
Occupancy, furniture and equipment	924	892
Data processing and related operations	448	319
Taxes, other than income	161	175
Professional fees	250	230
FDIC Insurance assessment	71	92
Foreclosed real estate	23	(19)
Amortization of intangibles	29	34
Other	1,093	1,063
Total other expenses	6,648	6,248

INCOME BEFORE TAX	3,733	3,703
INCOME TAX EXPENSE	543	574
NET INCOME	$3,190	$3,129

Basic earnings per share	$0.51	$0.50

Diluted earnings per share	$0.51	$0.50

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2019	2018

Net interest income	$9,271	$8,807
Net income	3,190	3,129

Net interest spread (fully taxable equivalent)	3.20%	3.31%
Net interest margin (fully taxable equivalent)	3.43%	3.46%
Return on average assets	1.09%	1.13%
Return on average equity	10.37%	11.00%
Return on average tangible equity	11.44%	12.25%
Basic earnings per share	$0.51	$0.50
Diluted earnings per share	$0.51	$0.50

As of March 31

Total assets	$1,203,595	$1,127,037
Total loans receivable	864,198	775,681
Allowance for loan losses	8,349	8,099
Total deposits	974,415	940,149
Stockholders' equity	126,772	113,838
Trust assets under management	159,339	153,190

Book value per share	$20.16	$18.45
Tangible book value per share	$18.31	$16.56
Equity to total assets	10.53%	10.10%
Allowance to total loans receivable	0.97%	1.04%
Nonperforming loans to total loans	0.13%	0.22%
Nonperforming assets to total assets	0.24%	0.28%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
ASSETS
Cash and due from banks	$13,583	$18,039	$17,073	$15,193	$10,103
Interest-bearing deposits with banks	6,291	309	295	914	2,039
Cash and cash equivalents	19,874	18,348	17,368	16,107	12,142

Securities available for sale	240,621	243,277	247,517	259,442	265,862
Loans receivable	864,198	850,182	819,197	803,773	775,681
Less: Allowance for loan losses	8,349	8,452	8,280	8,326	8,099
Net loans receivable	855,849	841,730	810,917	795,447	767,582
Regulatory stock, at cost	3,132	3,926	3,261	2,313	2,545
Bank owned life insurance	38,134	37,932	37,718	37,485	37,270
Bank premises and equipment, net	14,165	13,846	13,797	13,894	13,808
Foreclosed real estate owned	1,792	1,115	1,209	1,386	1,436
Goodwill and other intangibles	11,638	11,667	11,695	11,725	11,758
Other assets	18,390	12,718	13,266	12,794	14,634
TOTAL ASSETS	$1,203,595	$1,184,559	$1,156,748	$1,150,593	$1,127,037

LIABILITIES
Deposits:
Non-interest bearing demand	$206,806	$201,457	$218,979	$216,472	$204,027
Interest-bearing deposits	767,609	745,323	720,735	734,417	736,122
Total deposits	974,415	946,780	939,714	950,889	940,149
Borrowings	85,779	105,330	89,469	73,608	62,998
Other liabilities	16,629	10,164	10,885	10,563	10,052
TOTAL LIABILITIES	1,076,823	1,062,274	1,040,068	1,035,060	1,013,199

STOCKHOLDERS' EQUITY	126,772	122,285	116,680	115,533	113,838

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,203,595	$1,184,559	$1,156,748	$1,150,593	$1,127,037

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	March 31	December 31	September 30	June 30	March 31
Three months ended	2019	2018	2018	2018	2018
INTEREST INCOME
Loans receivable, including fees	$9,970	$9,759	$9,301	$8,857	$8,487
Securities	1,441	1,476	1,483	1,536	1,524
Other	15	10	2	43	18
Total interest income	11,426	11,245	10,786	10,436	10,029

INTEREST EXPENSE
Deposits	1,729	1,446	1,116	1,052	1,029
Borrowings	426	370	282	169	193
Total interest expense	2,155	1,816	1,398	1,221	1,222
NET INTEREST INCOME	9,271	9,429	9,388	9,215	8,807
PROVISION FOR LOAN LOSSES	450	375	375	425	550
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	8,821	9,054	9,013	8,790	8,257

OTHER INCOME
Service charges and fees	1,031	1,085	1,129	1,101	980
Income from fiduciary activities	142	126	151	175	137
Net realized gains on sales of securities	-	-	13	58	142
Gains on sales of loans, net	42	-	15	-	-
Earnings and proceeds on life insurance policies	202	277	297	279	273
Other	143	112	392	161	162
Total other income	1,560	1,600	1,997	1,774	1,694

OTHER EXPENSES
Salaries and employee benefits	3,649	3,575	3,577	3,406	3,462
Occupancy, furniture and equipment, net	924	1,036	910	857	892
Foreclosed real estate	23	104	(26)	114	(19)
FDIC insurance assessment	71	83	87	86	92
Other	1,981	2,005	2,024	1,890	1,821
Total other expenses	6,648	6,803	6,572	6,353	6,248

INCOME BEFORE TAX	3,733	3,851	4,438	4,211	3,703
INCOME TAX EXPENSE	543	552	728	698	574
NET INCOME	$3,190	$3,299	$3,710	$3,513	$3,129

Basic earnings per share	$0.51	$0.53	$0.59	$0.57	$0.50

Diluted earnings per share	$0.51	$0.53	$0.58	$0.56	$0.50